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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Kinder Morgan Energy Partners, L.P. of (1) our report dated March 10, 2000 relating to the financial statements, which appears in the Kinder Morgan Energy Partners L.P.'s Annual Report on Form 10-K for the year ended December 31, 1999; (2) our reports dated March 27, 2000 relating to the financial statements of Trailblazer Pipeline Company and Kinder Morgan Interstate Gas Transmission LLC, which appear in Kinder Morgan Energy Partner's L.P.'s Current Report on Form 8-K/A dated March 28, 2000; and (3) our report dated March 30, 2000 relating to the balance sheet of Kinder Morgan G.P., Inc., which appears in Kinder Morgan Energy Partners L.P.'s Current Report on Form 8-K dated March 30, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PriceWaterhouseCoopers LLP

Houston, Texas
November 29, 2000